Exhibit 99

                                                          [LOGO] MARINE PRODUCTS
                                                                   CORPORATION

FOR IMMEDIATE RELEASE

             Marine Products Corporation Announces Share Repurchases
                          in the Third Quarter of 2005

      ATLANTA, October 6, 2005 -- Marine Products Corporation (NYSE: MPX) announced today that during the third quarter of 2005 it purchased 985,699 shares under its share repurchase program.

      Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at http://www.marineproductscorp.com.

For information about Marine Products Corporation please contact:

Ben Palmer
Chief Financial Officer
404.321.7910
irdept@marineproductscorp.com

Jim Landers
Corporate Finance
404.321.2162
jlanders@marineproductscorp.com